Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Brent K. Bloss, Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer of Waddell & Reed Financial, Inc. (the "Company") hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 (the "Act"), that:

1.

The Company's Annual Report on Form 10-K for the year ended December 31, 2017 (the "Report") dated February 23, 2018 and filed with the United States Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  February 23, 2018

/s/ Brent K. Bloss
Brent K. Bloss
Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer